SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [x]  Confidential,   for   Use   of  the
                                             Commission  Only (as  permitted  by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14-11(c) or Section 240.14a-12

                                   FILING BY:
                              YOUNG & RUBICAM INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                             [YOUNG & RUBICAM INC. LOGO OMITTED]
                                                              285 Madison Avenue
                                                        New York, New York 10017





                                                                  April 14, 2000


Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Young & Rubicam Inc. on May 12, 2000, at 10:00 a.m., New York time, at The Museum of Television & Radio, 25 West 52nd Street, New York, New York 10019.

     This Proxy Statement contains details on the meeting. You will also find an enclosed Proxy Card to register your vote on important business matters.

     We hope you will be able to attend. Thank you for your continued support.

                                            Cordially,


                                            /s/ Thomas D. Bell, Jr.

                                            Thomas D. Bell, Jr.
                                            President   and   Chief   Executive
                                            Officer



YOUR  VOTE  IS  IMPORTANT.  YOU  ARE  REQUESTED  TO  COMPLETE, DATE AND SIGN THE
ACCOMPANYING   PROXY  AND  RETURN  IT  PROMPTLY  IN  THE  ENCLOSED  POSTAGE-PAID
ENVELOPE.

                              YOUNG & RUBICAM INC.
                               285 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2000


To the Stockholders of
Young & Rubicam Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Young & Rubicam Inc., a Delaware corporation, which will be held on May 12, 2000, at 10:00 a.m., New York time, at The Museum of Television & Radio, 25 West 52nd Street, New York, New York 10019.

     The purposes of the Annual Meeting are:

          (1) To elect three (3) Class II Directors, each to serve for a term expiring at the Annual Meeting of Stockholders in 2003 and until his or her successor is duly elected and qualified;

          (2) To ratify and approve the Company's Employee Share Purchase Plan (as more fully set forth in the attached Proxy Statement); and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders, Proxy and Proxy Statement are being mailed together with this notice.

     Only stockholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. You may vote in person or by Proxy. Mailing your completed Proxy will not prevent you from voting in person at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder for any purpose germane to the Annual Meeting for a period of at least ten days prior to the date of the Annual Meeting. Such list shall be available, during normal business hours, at the Company's principal executive offices at 285 Madison Avenue, New York, New York, care of Investor Relations.

     You are cordially invited to attend the Annual Meeting. It is important to you and to the Company that your shares be voted at the Annual Meeting.

                                        By Order of the Board of Directors,


                                        /s/ Stephanie W. Abramson
                                        Stephanie W. Abramson, Secretary


April 14, 2000


                                IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE PROXY STATEMENT.

                              YOUNG & RUBICAM INC.
                               ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2000

     This Proxy Statement and the accompanying proxy materials are being furnished to you as a stockholder of Young & Rubicam Inc., a Delaware corporation, in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders. This Annual Meeting will be held at The Museum of Television & Radio, 25 West 52nd Street, New York, New York 10019, on May 12, 2000, at 10:00 a.m., New York time. A Proxy for the Annual Meeting is enclosed. The Proxy Statement and the accompanying Proxy materials, together with a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, are first being sent to stockholders on or about April 14, 2000.

     At the Annual Meeting, you will be asked:

     o to consider and vote upon the election of three (3) Class II Directors of the Company;

     o    to ratify and approve the Company's Employee Share Purchase Plan; and

     o to consider and vote upon any other business that may properly come before the Annual Meeting.

     The principal executive offices of the Company are located at 285 Madison Avenue, New York, New York 10017, and its telephone number at that address is
(212) 210-3000.

     The date of this Proxy Statement is April 14, 2000.

YOUR  VOTE  IS  IMPORTANT.  YOU  ARE  REQUESTED  TO  COMPLETE, DATE AND SIGN THE
ACCOMPANYING   PROXY  AND  RETURN  IT  PROMPTLY  IN  THE  ENCLOSED  POSTAGE-PAID
ENVELOPE.

                          VOTING PROCEDURES AND PROXIES

VOTING RIGHTS

     Each holder of record of the Company's common stock, par value $.01 per share (the "Common Stock"), on the Record Date (March 24, 2000) is entitled to notice of and to vote at the Annual Meeting. Each holder of record will be entitled to one vote for each share held on all matters to come before the Annual Meeting of Stockholders. At the close of business on the Record Date, there were outstanding 72,284,001 shares of Common Stock (excluding shares held by the Company in treasury). There were also 87 shares of Money Market Preferred Stock outstanding on the Record Date, which are entitled to one-tenth of one vote per share. A quorum (the presence, in person or by Proxy, of stockholders holding shares of Common Stock constituting a majority of the issued and outstanding Common Stock and entitled to vote at the Annual Meeting) is required to vote upon proposals at the Annual Meeting. Assuming a quorum is present, a plurality of votes present at the Annual Meeting is required to elect the nominees for Director, meaning that the Director nominees with the most affirmative votes will be elected. The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve each other matter. With respect to the election of Directors, only shares that are voted in favor of a particular Director nominee will be counted towards achievement of a plurality; where a stockholder properly withholds authority to vote for a particular Director nominee, such shares will not be counted towards such nominee's or any other nominee's achievement of plurality. With respect to the other proposals to be voted upon: (i) if a stockholder abstains from voting on a proposal, such shares are considered present at the meeting for quorum purposes but they will not have the effect of either an affirmative or a negative vote and (ii) under Delaware law, shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or a negative vote as to the matters with respect to which the broker does not have authority to vote and a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes").

PROXIES

     If the accompanying Proxy is properly executed and returned, the shares represented by the Proxy will be voted in accordance with your instructions specified in the Proxy. If your Proxy is executed and returned without any voting instructions, your shares will be voted in favor of (i) all of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy and (ii) the ratification and approval of the Company's Employee Share Purchase Plan. The Board does not intend to bring any other matters before the Annual Meeting and is not aware of any matters which will come before the Annual Meeting other than as described herein. However, it is the intention of each of the persons named in the accompanying Proxy to vote the Proxy on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

     You may revoke your Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by (i) filing with Stephanie W. Abramson, Executive Vice President, General Counsel and Secretary of the Company at 285 Madison Avenue, New York, New York 10017, a written notice of revocation or a subsequently dated Proxy at any time prior to the time it has been voted at the Annual Meeting, or
(ii) by attending the Annual Meeting and voting in person (although your attendance at the Annual Meeting, without voting or formally revoking your Proxy, will not constitute revocation of a Proxy).

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class I Directors, three Class II Directors and four Class III Directors. The current terms of the Directors continue until the Annual Meetings of Stockholders to be held in 2002, 2000 and 2001, respectively, and until their respective successors are elected and qualified. At each Annual Meeting of Stockholders, a class of Directors is elected for a full term of three years to succeed the class of Directors whose terms expire at such Annual Meeting.

     The following information is furnished for the three nominees for Class II Directors and for the Directors who will continue in office after the Annual Meeting until the expiration of their respective terms. Your Board of Directors has unanimously recommended the election of the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of Common Stock represented by properly executed Proxies for the three nominees to the Board of Directors named below. The Company has no reason to believe that any such nominee will be unable to serve as a Director if elected, but if any nominee should subsequently become unavailable to serve as a Director, the persons named as proxies, or their respective substitutes, may, in their discretion, vote for a substitute nominee designated by the Board of Directors, or, alternatively, the Board of Directors may reduce the number of Directors to be elected at the Annual Meeting.

     Nominees for Class II Director -- Terms to Expire in 2003

     Michael J. Dolan, age 53, has been Vice Chairman and Chief Financial Officer and a Director of the Company since July 1996. From 1991 to 1996, he was President and Chief Executive Officer of the joint venture, Snack Ventures Europe, between PepsiCo Foods International ("PFI") and General Mills. Mr. Dolan also served PFI as Senior Vice President, Operations. Mr. Dolan is a director of Luminant Worldwide Corporation.

     Michael H. Jordan, age 63, has been a Director of the Company since December 1999. Mr. Jordan has been Chairman of the Board of Directors of Luminant Worldwide Corporation since the closing of its initial public offering in September 1999 and an advisor to Luminant since January 1, 1999. In addition, since May 1999, Mr. Jordan has been Chairman of the Board of Directors of eOriginal, Inc. Mr. Jordan retired in December 1998 as Chairman and Chief Executive Officer of CBS Corporation, formerly Westinghouse Electric Corporation, positions he held since June 1993. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier & Rice, Inc. from September 1992 through June 1993. Mr. Jordan is also a director of Aetna Inc., Clariti Telecommunications International, Ltd., Dell Computer Corp. and Marketwatch.com. Mr. Jordan is a member of the President's Export Council, the Chairman of the U.S.-Japan Business Council, the Chairman of The College Fund/UNCF and the Chairman of the Policy Board of the Americans for the Arts.

     Judith H. Rodin, age 55, has been a Director of the Company since December 1999. Dr. Rodin has been President of University of Pennsylvania since July
1994. Previously, she was Provost of Yale University from 1992 through 1994. She is also a director of Aetna Inc., AMR Corp. and Electronic Data Systems Corporation.

VOTE REQUIRED

     Election of Directors is by a plurality vote. Accordingly, the three persons nominated in accordance with the Company's by-laws who receive the greatest number of affirmative votes will be elected.

                    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                        FOR THE NOMINEES TO THE BOARD OF
                         DIRECTORS TO CONTINUE IN OFFICE

OTHER DIRECTORS

     Class I Directors -- Terms to Expire in 2002

     F. Warren Hellman, age 65, has been a Director of the Company since December 1996. Mr. Hellman is Chairman of Hellman & Friedman LLC, a private investment company he founded in 1984. Prior thereto, Mr. Hellman was President and a Director of Lehman Brothers, as well as head of its Investment Banking Division, and Chairman of Lehman Corporation (a closed-end investment company). Mr. Hellman is a director of Levi Strauss & Co. and II Fornaio (America) Corp., as well as a number of private and venture-backed companies.

     Alan D. Schwartz, age 50, has been a Director of the Company since December 1996. Mr. Schwartz has been Executive Vice President and Head of the Investment Banking Department at Bear, Stearns & Co. Inc. since 1989. He is a member of the Executive Committee of the parent company, The Bear Stearns Companies Inc. Mr. Schwartz joined Bear Stearns in 1976. Mr. Schwartz is a director of Unique Casual Restaurants, Inc.

     Edward H. Vick, age 56, has been Chairman of the Board of Directors of the Company since January 1, 2000, and Chief Creative Officer since August 1999. He has also served as a Director since February 1998, and was Chief Operating Officer of the Company from November 1997 to August 1999. Mr. Vick was Chairman and Chief Executive Officer of Young & Rubicam Advertising from April 1996 to September 1998 and was President and Chief Executive Officer of Young & Rubicam New York from February 1994 to April 1996. In 1992, Mr. Vick came to the Company as President and Chief Executive Officer of its branding consultancy and strategic design firm, Landor Associates. Mr. Vick is a member of the Boards of Directors of The United Negro College Fund and the American Foundation for AIDS Research, and a member of the Advisory Board of Directors of the University of North Carolina and of Northwestern University.

     Class III Directors -- Terms to Expire in 2001

     Thomas D. Bell, Jr., age 50, has been Chief Executive Officer of the Company since January 1, 2000, and President since August 1999 and was Chief Operating Officer from August 1999 through December 1999. Mr. Bell has also served as a Director of the Company since February 1998, and was Chairman and Chief Executive Officer of Young & Rubicam Advertising from September 1998 to August 1999. From 1995 until September 1998, he was President and Chief Executive Officer of Burson-Marsteller. From 1994 to 1995, Mr. Bell served as Vice Chairman of Gulfstream Aerospace Corporation. Prior thereto, Mr. Bell was
Vice Chairman and Chief Operating Officer of Burson-Marsteller from 1991 to 1994. Mr. Bell is a director of Gulfstream Aerospace Corporation, Lincoln National Corporation and Lincoln Life & Annuity of New York.

     Richard S. Bodman, age 62, has been a Director of the Company since April 1998. Mr. Bodman has been Managing General Partner of AT&T Ventures, LLC, a company which manages a venture capital pool investing in early stage businesses related to telecommunications and information technology, since May 1996. Prior to joining AT&T Ventures, from 1990 until May 1996, Mr. Bodman was Senior Vice President for Corporate Strategy & Development and a member of the Management Executive Committee of AT&T. Mr. Bodman is a director of Tyco International Ltd. and ISS Group, Inc.

     Sir Christopher Lewinton, age 68, has been a Director of the Company since May 1999. Sir Christopher is Chairman of TI Group plc, a specialized engineering company, a position he has held since 1989. He is a member of the Advisory Council of Mannesmann AG.

     John F. McGillicuddy, age 69, has been a Director of the Company since May 1997. Mr. McGillicuddy was the Chairman and Chief Executive Officer of Chemical Banking Corporation from 1992 to 1993 and Chairman and Chief Executive Officer of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company from 1979 to 1991. Mr. McGillicuddy is a director of UAL Corporation, USX Corporation and Southern Peru Copper Corporation.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met six times during the year ended December 31, 1999. In addition to meetings of the full Board, Directors attended meetings of individual Board committees, and considered issues separate from these meetings. All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during the year ended December 31, 1999.

     The members of the Audit Committee consist of Messrs. Hellman and Jordan, Dr. Rodin and Mr. McGillicuddy, Chairman. The Audit Committee is responsible for reviewing any transactions (other than compensation arrangements) between the Company and its executive officers and Directors, the plans for and the results of audits of the Company, and the results of internal audits, compliance with written policies and procedures and the adequacy of the Company's internal accounting controls. The Audit Committee also considers annually the qualifications of the Company's independent auditors. The Audit Committee held two meetings during the year ended December 31, 1999.

     The Compensation Committee consists of Sir Christopher Lewinton, Mr. Jordan and Mr. Bodman, Chairman. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning the compensation of the Company's executive officers and certain other members of senior management. The Compensation Committee also makes recommendations to the Board of Directors and/or determinations with respect to awards to be granted pursuant to the Company's 1997 Incentive Compensation Plan, and is responsible for reviewing and administering such Plan. The Compensation Committee held four meetings during the year ended December 31, 1999.

     The Company established the Nominating and Board Governance Committee in October 1999, and it consists of Messrs. Bell, Bodman, McGillicuddy, Vick, Dr. Rodin and Sir Christopher Lewinton, Chairman. The Nominating and Board Governance Committee is responsible for recommending candidates for election to the Board of Directors, evaluation and compensation of members of the Board of Directors, and other governance matters. Candidates for Director suggested by stockholders will be considered by the Nominating and Board Governance Committee. Such suggestions, together with biographical information about prospective candidates, should be forwarded to the Company's Secretary, Stephanie W. Abramson, at 285 Madison Avenue, New York, NY 10017. The Nominating and Board Governance Committee did not hold any meetings during the year ended December 31, 1999.

                               EXECUTIVE OFFICERS

     The Company's executive officers are Thomas D. Bell, Jr., Chief Executive Officer and President; Edward H. Vick, Chairman of the Board of Directors and Chief Creative Officer; Michael J. Dolan, Vice Chairman and Chief Financial Officer; and Stephanie W. Abramson, Executive Vice President, General Counsel and Secretary. Peter A. Georgescu retired as Chairman of the Board of Directors and Chief Executive Officer effective at the end of 1999. Information concerning each executive officer's age and length of service with the Company, other than Ms. Abramson, can be found above under the section entitled "ELECTION OF DIRECTORS". Each of these executive officers was elected by, and serves at the pleasure of, the Board of Directors.

     Stephanie W. Abramson, age 55, has been Executive Vice President, General Counsel and Secretary of the Company since 1995. Ms. Abramson was a Director of the Company from 1995 until February 1998. From 1980 until joining the Company in 1995, she was a partner with Morgan, Lewis & Bockius LLP.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following Summary Compensation Table sets forth certain information about the cash and non-cash compensation paid to, earned by or awarded to Peter
A. Georgescu, then Chairman and Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the year ended December 31, 1999. Mr. Georgescu retired as Chairman and Chief Executive Officer of the Company effective at the end of 1999.

                                                 ANNUAL COMPENSATION    LONG-TERM COMPENSATION AWARDS
                                              ------------------------- -----------------------------
                                                                                           SECURITIES
                                                                                           UNDERLYING
               NAME AND                                                  RESTRICTED STOCK   OPTIONS       ALL OTHER
          PRINCIPAL POSITION            YEAR     SALARY      BONUS(1)       AWARDS(2)       AWARDED    COMPENSATION(3)
-------------------------------------- ------ ----------- ------------- ----------------- ----------- ----------------
Peter A. Georgescu ................... 1999    $950,000    $  900,000              --       100,000       $ 8,000
 Chairman and Chief Executive          1998    $950,000    $1,000,000        $601,272            --       $ 8,000
 Officer                               1997    $950,000    $  598,500              --            --       $ 8,000
Thomas D. Bell, Jr. .................. 1999    $700,000    $  720,000              --       200,000       $ 8,000
 Chief Executive Officer and President 1998    $575,000    $  300,000        $168,305            --       $ 8,000
                                       1997    $575,000    $  168,750              --       176,550       $ 8,000
Edward H. Vick ....................... 1999    $800,000    $  630,000              --       200,000       $ 8,199
 Chairman and Chief Creative Officer   1998    $800,000    $  600,000        $234,702        26,374       $ 8,199
                                       1997    $700,000    $  272,250        $740,000       172,500       $ 8,199
Michael J. Dolan ..................... 1999    $550,000    $  405,000              --       200,000       $10,190
 Vice Chairman, Chief Financial        1998    $550,000    $  300,000        $116,149            --       $ 7,919
 Officer                               1997    $550,000    $  198,000        $555,000       150,000       $ 2,190
Stephanie W. Abramson ................ 1999    $550,000    $  340,000              --        50,000       $ 9,095
 Executive Vice President,             1998    $550,000    $  200,000        $159,797            --       $ 8,000
 General Counsel                       1997    $550,000    $  148,000        $554,850       150,000       $ 8,000

----------
(1) The Named Executive Officers were awarded annual cash bonuses under the Key Corporation Managers Bonus Plan, which bonuses were generally based on the Company's achievement of target levels of operating profit and EBIT (earnings before interest and taxes), each as defined in such plan, as well as the achievement of individual objectives. The Named Executive Officers' 2000 cash bonuses will be granted pursuant to the 1997 Incentive Compensation Plan based on substantially similar Company criteria.

(2) The information in the table is based upon the value of the Common Stock on the date of grant. All shares of restricted stock awarded to the Named Executive Officers under the Young & Rubicam Holdings Inc. Restricted Stock Plan vested upon consummation of the Company's initial public offering in May 1998 and therefore none of the Named Executive Officers held any shares of restricted stock at December 31, 1999. Upon vesting, the shares of restricted stock awarded to the Named Executive Officers were distributed to the recipients or to the Young & Rubicam Inc. Grantor Trust (the "Deferral Trust") pursuant to the Young & Rubicam Inc. Deferred
     Compensation Plan (the "Deferred Compensation Plan") for tax deferral purposes, as the case may be. The restricted stock awards set forth in the table above with respect to 1997 were distributed to the Deferral Trust upon vesting pursuant to the Deferred Compensation Plan; the Deferral Trust will hold such shares prior to their distribution to Ms. Abramson and Messrs. Vick and Dolan which will occur with respect to 33 1/3% of the shares on January 15, 2001, with respect to an additional 33 1/3% of the shares on January 15, 2002, and with respect to the remaining 33 1/3% of the shares on January 15, 2003. Certain of the Named Executive Officers voluntarily elected under the Deferred Compensation Plan to defer the receipt of other shares of restricted stock and to have such shares distributed to them from the Deferral Trust at specified times in the future.

(3) "All other compensation" for 1999 consisted of the Company's contribution of: (i) $8,000 on behalf of each of the Named Executive Officers as matching contributions under the Young & Rubicam Employees' Savings Plan (a defined contribution plan) and (ii) an additional $1,095, $2,190 and $199 on behalf of Ms. Abramson, Mr. Dolan and Mr. Vick, respectively, as matching contributions under the Company's Education Incentive Plan
     (pursuant to which U.S. employees may elect to have limited amounts of compensation, together with a Company match, invested in a group annuity insurance contract for purposes of meeting their children's future education costs).

     The option grants in 1999 for the Named Executive Officers under the 1997 Incentive Compensation Plan are shown in the following table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                ----------------------------------------------------
                                                                                     POTENTIAL REALIZABLE VALUE AT
                                  NUMBER OF    PERCENT OF                            ASSUMED ANNUAL RATES OF STOCK
                                 SECURITIES   TOTAL OPTIONS                          PRICE APPRECIATION FOR OPTION
                                 UNDERLYING    GRANTED TO                                        TERM
                                   OPTIONS    EMPLOYEES IN    EXERCISE    EXPIRATION ----------------------------
              NAME               GRANTED(1)    FISCAL YEAR      PRICE        DATE          5%            10%
------------------------------- ------------ -------------- ------------ ----------- ------------- --------------
Peter A. Georgescu ............   100,000          2.32%      $ 45.125     10/7/09    $2,837,887    $7,191,763
Thomas D. Bell, Jr. ...........   200,000          4.65%      $ 45.125     10/7/09    $5,675,774    $14,383,526
Edward H. Vick ................   200,000          4.65%      $ 45.125     10/7/09    $5,675,774    $14,383,526
Michael J. Dolan ..............   200,000          4.65%      $ 37.25      5/25/09    $4,685,265    $11,573,381
Stephanie W. Abramson .........    50,000          1.16%      $ 37.25      5/25/09    $1,171,316    $2,968,345

----------
(1) This represents a non-qualified option granted under the 1997 Incentive Compensation Plan. Such option has a ten-year term and will become exercisable with respect to 33-1/3% of the shares subject thereto on each of the first, second and third anniversaries of the date of grant. This option will also become fully exercisable with respect to 100% of the shares subject thereto upon a change in control of the Company (as defined in the 1997 Incentive Compensation Plan) or termination of employment due to death or disability. Upon termination of employment for any other reason, the portion of such option that was not exercisable at such time will expire, other than with respect to the grant to Mr. Georgescu, whose employment status will not affect vesting terms.

     The following table summarizes for the Named Executive Officers information about the number of options held and their value at the end of 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                    SHARES                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                 ACQUIRED ON          VALUE         OPTIONS AT FISCAL YEAR END         FISCAL YEAR END
              NAME                 EXERCISE         REALIZED         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
------------------------------- ------------- -------------------- ---------------------------- -----------------------------
Peter A. Georgescu ............         --                  --            --/100,000                      --/$2,562,500
Thomas D. Bell ................         --                  --     1,165,215/376,550            $80,201,748/$15,439,051
Edward H. Vick ................    250,000       $  10,603,690(2)    670,790/272,500            $46,170,476/$15,202,450
Michael J. Dolan ..............         --                  --       182,610/428,255            $11,519,039/$20,399,325
Stephanie W. Abramson .........         --                  --        45,645/219,575            $2,879,287 /$11,672,791

----------
(1) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock at the fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock on December 31, 1999, as reported by the New York Stock Exchange composite tape, was $70.75 per share.

(2) The value realized equals the difference between the option exercise price and the price of the Company's Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

     Career Cash Balance Plan (the "CCB Plan")

     The CCB Plan is a defined benefit plan available to all employees of the Company and its participating affiliates. Subject to certain limitations, most vested retirement benefits available under the CCB Plan are insured by the Pension Benefit Guaranty Corporation. The Company pays the full cost of the benefit provided under the CCB Plan. Eligible retired employees may begin receiving full CCB Plan benefits at or after age 60 if they had at least five years of service. Alternatively a reduced benefit is payable at age 55 at the election of the participant. Under the CCB Plan, effective July 1, 1996, the Company annually credits to each participant's account 3.2% of the participant's salary. Salary is defined to include base salary or wages and excludes bonus, overtime, commissions and other special compensation. The Company will credit to each account interest equal to the average 1-year U.S. Treasury Bill interest rate for the month of November for the previous calendar year, rounded up to the nearest tenth of a percent, up to a maximum average of $150,000, multiplied by the number of benefit years (equal to 12 months of service or 2,280 hours). If the present value of the earned benefit at the time of termination is less than $3,500, the participant receives a lump sum distribution from the Company. If the earned benefit is greater than $3,500, the cash balance account is payable as a lump sum in cash or as an annuity (under certain circumstances) to the participant for reinvestment in other qualified plans prior to retirement at the participant's election, or for distribution upon retirement. CCB Plan benefits are not reduced by Social Security benefits. Loans cannot be taken from the CCB Plan.

     The estimated annual benefits payable upon retirement at normal retirement age for the Named Executive Officers are as follows: Mr. Georgescu, $18,756; Mr. Bell, $4,632; Mr. Vick, $3,384; Mr. Dolan, $2,736; and Ms. Abramson, $2,640.

     Selected Executive Retirement Income Plan ("SERIP")

     The SERIP is a supplemental executive retirement arrangement for selected members of senior management under separate contracts with the Company. Subject to certain non-competition and non-solicitation provisions, cash payments in a fixed annual amount varying as to each individual will be made to a participant whose rights have vested in accordance with his agreement when such participant's employment terminates or when he reaches a specified age (typically 60), whichever occurs later. Payments are made for the balance of the participant's life and, if fewer than ten annual payments are made during the participant's life, his beneficiary will receive the balance of the payments until ten annual payments are made. The Company's obligations to participants under the SERIP are subordinate in right of payment to its obligations to senior lenders and certain other creditors.

     The estimated annual benefits payable upon retirement at a normal retirement age for the Named Executive Officers are as follows: Mr. Georgescu, $1,050,000; Mr. Vick, $300,000; Mr. Bell, none; Mr. Dolan, none; and Ms. Abramson, none. Mr. Georgescu, who retired at the end of 1999, received the first such payment in January 2000.

     Employment Contracts, Termination of Employment and Change-In-Control Arrangements

     Under a voting trust agreement among certain employee and former employee equity holders (the "Management Voting Trust Agreement"), the Company has agreed to give each Management Investor (as defined in the Management Voting Trust Agreement), including each Named Executive Officer, six months severance pay upon termination of employment for any reason other than for cause, but each Management Investor is required to waive any possible right to more than six months severance pay (and any claims for damages under any employment agreement). Upon termination of the Management Voting Trust, in the event of termination of employment, the Named Executive Officers may be eligible to receive severance pay of up to 26 weeks base salary (based upon length of service) pursuant to a severance plan previously established for U.S. employees of the Company.

     The Management Voting Trust has the unqualified right and power to vote and to execute consents with respect to all shares of Common Stock held by the Management Voting Trust. The voting rights of the Management Voting Trust will be exercised by certain members of senior management of the Company, as voting trustees (the "Voting Trustees"). The Voting Trustees are Stephanie W. Abramson, Thomas D. Bell, Jr., Michael J. Dolan, Satish Korde and Edward H. Vick. So long as Thomas D. Bell, Jr. (or a successor Chief Executive Officer elected with the approval of the Management Voting Trust) is a Voting Trustee, his (or such successor's) decision will be binding unless he is outvoted by a super majority of the other Voting Trustees. If at any time there is no Chief Executive Officer, or if the Chief Executive Officer was not approved in advance by the Management Voting Trust, a majority vote of the Voting Trustees will constitute the action of the Management Voting Trust. The foregoing voting procedures will also apply to the election of Voting

Trustees. Pursuant to an irrevocable unanimous written consent of the Voting Trustees, the Management Voting Trust will terminate on May 15, 2000, assuming no earlier termination in accordance with its terms.

     Effective January 16, 2000, the Board of Directors adopted the Young & Rubicam Inc. Change in Control Severance Plan (the "Change in Control Plan"). The Change in Control Plan covers a group of key executives designated by the Board, including the Named Executive Officers. As a condition to participation in the Change in Control Plan, the designated executives must enter into an agreement to be bound by certain restrictive covenants.

     Pursuant to the Change in Control Plan, upon the termination of the employment of an executive by the Company without Cause (as defined below) or by the executive for Good Reason (as defined below) within two years following a Change in Control (as defined below), the Company will pay the executive (a) a pro-rata bonus for the performance year in which the executive is terminated,
(b) a lump sum severance benefit equal to a specified severance factor times the sum of (i) the executive's highest base salary in effect at any time during the twelve months immediately preceding his or her termination date ("Base Salary") and (ii) the greater of the executive's average annual bonus earned during the three-year period immediately preceding the Change in Control and the executive's annual target bonus as of the date immediately prior to the Change in Control (the "Bonus Amount"), and (c) certain insurance benefits. The severance benefit with respect to each of the Named Executive Officers is equal to three (in the case of Messrs. Bell, Dolan and Vick) and two (in the case of Ms. Abramson) times the sum of his or her Base Salary and Bonus Amount. In addition, the Change in Control Plan provides that with respect to any awards of performance shares granted to an executive under the 1997 Incentive Compensation Plan, performance goals and other conditions will be deemed to be met in the event of a Change in Control and the Company will pay the executive a lump sum cash payment equal to the value of such performance shares. The benefits payable under the Change in Control Plan are in lieu of any severance benefits payable to the covered executives under any other agreements or severance plans of the Company.

     A Change in Control is defined to include (a) any person (with certain exceptions) acquiring beneficial ownership of securities representing 30% or more of the voting power of the outstanding securities of Young & Rubicam Inc.;
(b) a change (with certain exceptions) during a period of two consecutive calendar years in a majority of the members of the Board of Directors of Young & Rubicam Inc.; (c) the consummation of certain mergers or consolidations of the Young & Rubicam Inc. with another entity; (d) approval by Young & Rubicam Inc.'s stockholders of sales of all or substantially all of the assets of Young & Rubicam Inc. (with certain exceptions); and (d) any other event which the Board determines, in its discretion, to be a Change in Control. The term "Good Reason" includes adverse changes in the executive's responsibilities or conditions of employment, reductions in or the failure of the Company to pay compensation, relocation beyond a specified number of miles, substantial changes in required travel on the Company's business, adverse changes in compensation and benefit plans, the Company's failure to cause its successor to assume the Change in Control Plan and, in the case of Messrs. Bell, Dolan and Vick, the executive's voluntary termination of employment during the twenty-four month period following the Change in Control and in the case of Ms. Abramson, the executive's voluntary termination of employment within a 30-day period after the twelve-month period following a Change in Control. The Company is not required to make the payments described above if the executive is discharged for "Cause" after a Change in Control. "Cause" is defined to mean the willful and continued failure substantially to perform his or her duties to the Company or willfully engaging in conduct which is materially injurious to the Company.

     In addition, in the case of Messrs. Bell, Dolan and Vick, the Change in Control Plan contains provisions designed to avoid the imposition of excise taxes on the officer and the disallowance of deductions to the Company under the "golden parachute payment" provisions of the Internal Revenue Code of 1986, as amended.

     Compensation of Directors

     The Company compensates only those members of the Board of Directors who are not employees of the Company. Directors who are not employed by the Company are paid an annual retainer of $50,000 per year for their participation as members of the Board, with the exception of Sir Christopher Lewinton who receives $80,000 per year. Out-of-pocket expenses for attendance at meetings of the Board are reimbursed for all members.

     Director Deferred Fee Plan

     Effective  March 23,  1999,  the  Board of  Directors  adopted  the Young &
Rubicam Inc. Director Deferred Fee Plan (the "Director Deferred Fee Plan"). Directors who are not employed by the Company may defer all of their Director compensation for a particular year in accordance with the terms of the Director Deferred Fee Plan. Under such Plan, the Director's account is credited with the number of shares of Common Stock that could have been purchased with the Director's annual fees based on the fair market value (the price reported on the New York Stock Exchange) of a share of Common Stock on the trading day immediately prior to the date of payment of his or her fees. Each Director's account will be periodically credited with additional shares of Common Stock ("Additional Shares") equal to the value of any cash dividends paid or distributions of property made with respect to a share of Common Stock.

     Fees attributable to a calendar year, together with Additional Shares attributable thereto, will be paid to the Director in Common Stock on January 15 of the third calendar year following the year to which the deferred fees relate (except in the case of fees deferred for the 1999 calendar year which will be paid on May 15, 2002) or, if earlier, upon his or her cessation of service as a Director. In the event of a Director's death, his or her account will be paid as soon as practicable to his or her beneficiary. Payment under this Plan will also be made upon a Change in Control, as such term is defined in the Director Deferred Fee Plan.

     Director Stock Option Plan

     Effective January 16, 2000, the Board of Directors adopted the Young & Rubicam Inc. Director Stock Option Plan (the "Director Stock Option Plan"). Under the Director Stock Option Plan, the Compensation Committee may, in its discretion, grant to each Director who is not an employee an annual award of stock options (each a "Director Option") beginning in 2000. The number of Director Options granted to each Director shall be determined by the Compensation Committee. The per share exercise price of each Director Option is equal to the fair market value (the closing price reported on the New York Stock Exchange on the trading day prior to the date of grant) of a share of Common Stock on the date of grant. A Director Option shall be exercisable on the first anniversary date of the grant of such Director Option and the term of each Director Option may not exceed ten years.

     In the event a Director's membership on the Board terminates for any reason other than on account of the death or permanent disability of the Director, his or her Director Options will remain exercisable until the expiration of their term to the extent that they were exercisable on the termination date and, to the extent that his or her Director Options were not vested at the time of such termination, such Director Options shall immediately expire. In the event of a Director's death or permanent disability, the exercisability of his or her Director Options will be accelerated and such Director Options shall remain exercisable until the expiration of their term. The exercisability of Director Options will also be accelerated upon a Change in Control, as such term is defined in the Director Stock Option Plan.

     On  January  16,  2000,  a  Director Option with respect to 2,000 shares of
Common   Stock   was  awarded  to  each  of  Messrs.  Bodman,  Hellman,  Jordan,
McGillicuddy and Schwartz, Sir Christopher Lewinton and Dr. Rodin.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. A copy of each report is also required to be furnished to the Company.

     Securities and Exchange Commission regulations require the Company to identify in this Proxy Statement anyone who filed a required report late during the last fiscal year. Based solely upon a review of reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1999, all Section 16(a) filing requirements were met except that in connection with his appointment to the Board of Directors, the initial Form 3 for Sir Christopher Lewinton was filed five months late.

     Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was established in 1996 and consists of Mr. Bodman, Mr. Jordan and Sir Christopher Lewinton (none of whom was or had been an officer or employee of the Company or any of its subsidiaries). None of the Company's executive officers serves on the Compensation Committee of the board of directors of any entities whose executive officers serve on the Company's Compensation Committee or the Board of Directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of only independent outside Directors, Mr. Bodman, Mr. Jordan and Sir Christopher Lewinton. Mr. Jordan joined the Committee on February 14, 2000. The responsibility of the Compensation Committee and the frequency of meetings during 1999 are set forth on page 5 of this Proxy Statement.

COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive compensation program is designed to enable it to attract and retain highly qualified people and to motivate them to achieve the Company's performance goals and objectives and increase stockholder value. Through implementation of its compensation program, the Company expects to attract, retain and motivate those members of senior management who are key to driving the Company towards its objective of increasing stockholder value.

     The compensation program consists of base salary, annual incentive cash bonus and long-term stock awards which are intended to align the interests of executives with those of stockholders and to provide a level of total compensation, considering all elements of the program, that is competitive within the marketing communications and services industry. The incentive cash bonus is dependent upon the Company's meeting or exceeding annual financial targets and the individual executive's meeting or exceeding his or her annual performance goals. In 1999, the Company began to place more emphasis on variable annual compensation in order to more effectively align executives' total cash opportunity with the annual financial performance of the Company.

     In determining the compensation of executive officers, the Compensation Committee considers the recommendations of the Chief Executive Officer. With respect to the compensation of the Chief Executive Officer, the Compensation Committee and the Board of Directors assess the performance of the Company, measured with reference to stated financial goals, and the performance of the Chief Executive Officer, with reference to his stated individual goals, as well as to other chief executives within the marketing communications and services industry.

Base Salary

     Adjustments in base salary for most members of senior management, including all executive officers, are considered periodically (currently every 18 months), and are discretionary in nature. In determining base salary and individual adjustments to base salary for the executive officers (including the Named Executive Officers), the Compensation Committee receives recommendations from the Chief Executive Officer and considers the executive officer's responsibility, the profitability and overall performance of the Company and the business unit or corporate function within the executive officer's area of responsibility, with reference to the compensation practices of other companies within the marketing communications and services industry. Salaries of all executive officers and certain other members of most senior management of the Company are determined by the Compensation Committee.

     During 1999, the Compensation Committee determined that with respect to members of the senior management of the Company, including executive officers, increases to base salary would be made only in the event of a significant promotion, a significant increase in such executive's responsibilities or outstanding performance. In line with the Company's objective of placing greater emphasis on variable annual compensation the Compensation Committee approved periodic discretionary adjustments to total cash compensation for most members of senior management by increasing the percentage of the variable or incentive compensation component of such executive's total cash compensation in lieu of base salary increases.

     Mr. Bell received a salary increase in January 1999 from $575,000 to $700,000 and an increase in his target bonus from $250,000 to $700,000 to reflect his promotion to President and CEO Young & Rubicam Advertising. Ms. Abramson received a salary increase in January 1999 from $500,000 to $550,000 and an increase in her target bonus from $200,000 to $375,000 as an adjustment to reflect the increased scope of her responsibilities as chief legal officer of a public company and in recognition of her performance during 1998 as the Company completed its initial public offering in May and a subsequent secondary offering in November. Her salary had previously been adjusted in June 1996. Mr. Dolan received an increase in his target bonus from $200,000 to $450,000 in lieu of a salary increase as an adjustment to his total cash compensation to reflect the market for chief financial officers. Mr. Vick received an increase in his target bonus from $500,000 to $700,000 but did not receive an increase in base compensation.

Incentive Compensation

     For 1999, annual incentive cash compensation for the executive officers (including the Named Executive Officers) was awarded pursuant to the Key Corporation Managers Bonus Plan (the "KCMBP"). Incentive compensation in the form of stock options were awarded under the 1997 Incentive Compensation Plan (the "1997 ICP").

     Under the KCMBP, the Compensation Committee adopts target levels of operating profit and revenue growth for the Company. Such target levels are then added to individual performance objectives (based on quantitative and qualitative criteria) for each participant in such Plan. A target amount of bonus is set forth for each participant in the KCMBP. The participating executives receive their annual bonus compensation only pursuant to award letters countersigned by them.

     At the end of the fiscal year, the Compensation Committee reviews the performance of the executive officer participants against the established Company and individual performance goals, considers the recommendations of the Chief Executive Officer (with respect to the executive officers other than himself) and determines the bonus amount to be paid to each participant.

     Annual bonuses represent a substantial portion of the total annual cash compensation paid to executive officers, including the Named Executive Officers, and are intended to serve as an incentive to improve annual profitability and revenue growth.

     Under the 1997 ICP, stock options may be awarded to officers and employees of the Company and its subsidiaries and to others who may from time to time provide services to the Company or any of its subsidiaries. Stock options are granted in the discretion of the Compensation Committee to those key executives (including the Named Executive Officers) who have the ability to influence increases in stockholder value. The maximum number of option shares the Compensation Committee may grant to any employee in a calendar year is 200,000 shares. Stock options are granted on such terms as are approved by the Compensation Committee, provided that the term of the option may not exceed ten years and the exercise price may not be less than the fair market value of the Common Stock on the date of grant.

     Mr. Dolan and Ms. Abramson received 200,000 options and 50,000 options respectively in May 1999 when stock option grants were generally made to key executives, in recognition of their outstanding support during and after the Company's initial public offering in May 1998 and subsequent secondary offerings in November 1998 and May 1999. Mr. Bell and Mr. Vick each received 200,000 options in October 1999 subsequent to being named to their respective new roles as President and Chief Executive Officer Young & Rubicam Inc., and Chairman and Chief Creative Officer Young & Rubicam Inc., which roles they assumed effective January 1, 2000.

     With respect to 2000, the Compensation Committee has accepted management's recommendation to modify existing incentive compensation programs to further align the total compensation paid to executives, including the Named Executive Officers, with the Company's annual and long-term performance and with increasing stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Georgescu's base salary in 1999 was not increased from the $950,000 level paid in 1998.

     Pursuant to the KCMBP, Mr. Georgescu was awarded a cash bonus of $900,000 in respect of 1999. This cash bonus was paid based upon the Company meeting or exceeding target levels of operating profit and revenue growth, and to Mr. Georgescu's meeting or exceeding the stated individual performance objectives set forth in his award letter. Such individual performance goals included the leadership provided by Mr. Georgescu in guiding the Company through its first full year as a public company and further secondary offerings in May and November 1999 and his ability to deliver strong financial performance and to retain key executives. In addition, Mr. Gerogescu worked closely with the Board of Directors to ensure a smooth and orderly senior management succession upon his retirement in December 1999. While the Company met or exceeded all of its budgeted financial commitments, it achieved a 90% performance level against its stretch objectives within the KCMBP. In this light, notwithstanding their view that he had significantly exceeded his personal goals, the Compensation Committee awarded Mr. Gerogescu a bonus equal to 90% of his target amount of $1,000,000.

     Mr. Georgescu was awarded 100,000 stock options under the 1997 ICP in October 1999 in recognition of his achievements during 1999 and in anticipation of his role as Chairman Emeritus effective January 2000. In this new role Mr. Georgescu will continue to be a critical representative of the Company with key clients.

     Section 162(m) of the Internal Revenue Code of 1986 limits the ability of publicly held companies to deduct compensation paid during a fiscal year to a "covered empoyee" (as defined in Section 162(m)) in excess of $1,000,000, unless such compensation qualifies as "performance-based compensation" (as defined in Section 162(m)) or meets another exception specified in Section 162(m). Generally, mosty types of awards granted under the 1997 ICP should be deductible by the Company without regard to the limit set by Section 162(m). However, the 1997 ICP does permit some types of awards to be granted that would be subject to such limit and that would not qualify as "performance-based compensation" (as defined in Section 162(m)) or meet another exception specified in Section 162(m). In such case, the Company's deductions with respect to such awards would be subject to the limitations imposed by Section 162(m).

     The Company and the Compensation Committee currently intend to structure stock options, annual and long-term bonuses and any other performance-based compensation awarded to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements; provided, that, in the judgment of the Compensation Committee, these incentives would be consistent with the goals of motivating the executives to achieve corporate performance objectives and increase stockholder value.

                                        Richard S. Bodman, Chairman
                                        Michael H. Jordan*
                                        Sir Christopher Lewinton

                                        Members of the Compensation Committee.
                                        * Mr.  Jordan  joined  the  Committee on
                                         February 14, 2000.

     The above report shall not have been deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Performance Graph

     Securities and Exchange Commission rules require proxy statements to contain a performance graph comparing the performance of the Company's Common Stock against a broad market index and against either a published industry or line-of-business index or a group of peer issuers. The following graph compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock against the cumulative total stockholder return on a similar investment in (i) the Standard & Poor's 500 Stock Index ("S&P 500 Index") and
(ii) a group of seven peer issuers: Cordiant Communications Group plc, Grey Advertising Inc., The Interpublic Group of Companies, Inc., Omnicom Group Inc., Saatchi & Saatchi plc, True North Communications Inc. and WPP Group plc
("Industry Peer Group"). The graph assumes that an investment of $100 was made on May 12, 1998 (the date of the Company's initial public offering of Common Stock), was held through the year ended December 31, 1999, and that all dividends were reinvested on a quarterly basis.

                                 INDEXED RETURNS
                          Total Return to Shareholders
                         (Dividends reinvested monthly)
                  YNR vs. Industry Peer Group and S&P 500 Index



                          [PERFORMANCE GRAPH OMITTED]



     Returns for the Company's Common Stock depicted in the graph are not necessarily indicative of future performance.

     The above graph shall not have been deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding beneficial ownership of the Common Stock and vested options to purchase Common Stock as of March 24, 2000 (except as otherwise noted below), including beneficial ownership by (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of the Common Stock, (ii) each of the Company's Directors and Named Executive Officers and (iii) all Directors and executive officers as a group. The information in the table below has been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and also includes shares of Common Stock held in the Deferral Trust pursuant to the Deferred Compensation Plan. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The business address of the Management Voting Trust and the Company's Directors (other than as noted below) and executive officers is c/o the Company at 285 Madison Avenue, New York, New York 10017.

                                                         SHARES AND         VESTED
                        NAME                           VESTED OPTIONS      OPTIONS       PERCENT
---------------------------------------------------   ----------------   -----------   ----------
Management Voting Trust(1) ........................      18,892,443       7,503,474        23.7%
Putnam Investments, Inc.(2) .......................       3,563,177              --         5.1
Thomas D. Bell, Jr.(3) ............................       1,178,017       1,165,215         1.6
Edward H. Vick(3) .................................         990,786         670,790         1.4
Stephanie W. Abramson(3) ..........................         348,518          45,645           *
Michael J. Dolan(3) ...............................         436,069         182,610           *
Richard S. Bodman(4) ..............................           3,169              --           *
F. Warren Hellman(5) ..............................         285,079              --           *
Michael H. Jordan(6) ..............................           2,000              --           *
Sir Christopher Lewinton(7) .......................           1,871              --           *
John F. McGillicuddy(8) ...........................          13,035              --           *
Judith H. Rodin(9) ................................              --              --           *
Alan D. Schwartz(10) ..............................           1,169              --           *
All directors and executive officers as a group(3).       3,259,713       2,064,260         4.4

----------
*    Less than one percent.

(1) These shares of Common Stock held by employees of the Company, as well as certain retired and former employees, have been deposited into the Management Voting Trust, and the Management Voting Trust exercises sole voting power over all such shares. Beneficial ownership by the Management Voting Trust includes an aggregate of 3,006,451 shares of Common Stock held in the Deferral Trust. The Company established the Deferral Trust to aid in meeting the Company's obligations to employee (and former employee) participants under the Deferred Compensation Plan. The Deferral Trust is administered by a committee currently comprised of Stephanie W. Abramson and Renee E. Becnel, each of whom, acting alone, has the power to act on behalf of the committee, including to dispose of the Common Stock held in the Deferral Trust. The Common Stock held in the Deferral Trust is voted solely by the Voting Trustees of the Management Voting Trust.

(2) This amount includes certain shares beneficially owned by this stockholder, whose business address is, One Post Office Square, Boston, Massachusetts 02109, on behalf of itself and Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas ("MMC") New York, NY 10036, Putnam Investment Management, Inc., One Post Office Square, Boston, Massachusetts 02109, and The Putnam Advisory Company, Inc., One Post Office Square, Boston, Massachusetts 02109. All information contained herein with respect to this stockholder is based upon a Statement on Schedule 13G, dated February 7, 2000, filed on behalf of such stockholder.

(3) This amount does not include any of the 18,892,443 shares beneficially owned by the Management Voting Trust in excess of the amount reported as beneficially owned by the stockholder, which the stockholder may be deemed to beneficially own as a result of such stockholder's position as a Voting Trustee of the Management Voting Trust. The stockholder disclaims beneficial ownership of any such shares in excess of the amount reported above as beneficially owned by such stockholder.

(4) The business address of Mr. Bodman is c/o AT&T Ventures, Chevy Chase Metro Building, 2 Wisconsin Circle, Suite 610, Chevy Chase, Maryland 20815-7003.

(5) The business address of Mr. Hellman is One Maritime Plaza, San Francisco, California 9411. This amount includes 14,368 shares held by the Hellman Family Revocable Trust, and 269,542 shares held by Locust Street Group III, L.P.

(6) The business address of Mr. Jordan is c/o Luminant Worldwide Corporation, 2665 Villa Creek Drive, Suite 200, Dallas, Texas 75234.

(7) The business address of Sir Christopher Lewinton is c/o TI Group plc, 50 Curzon Street, London, W1Y 7PN, United Kingdom.

(8) The business address of Mr. McGillicuddy is 270 Park Avenue, 32nd Floor, New York, New York 10017.

(9) The business address of Dr. Rodin is c/o University of Pennsylvania, 100 College Hall, Philadelphia, Pennsylvania 19104.

(10) The business address of Mr. Schwartz is c/o Bear Stearns & Co., 245 Park Avenue, New York, New York 10167.

                              CERTAIN TRANSACTIONS

     Michael H. Jordan, a Director of the Company, is also the Chairman of the Board of Directors of eOriginal, Inc. Burson-Marsteller, a division of the Company, has been engaged by eOriginal to provide perception management and public relations services in 2000. It is expected that the fees for such services will be approximately $500,000 in 2000.

                  PROPOSAL 2 - RATIFICATION AND APPROVAL OF THE
                          EMPLOYEE SHARE PURCHASE PLAN

GENERAL

     Young & Rubicam Inc. believes that the adoption of the Employee Share Purchase Plan (the "Plan") will benefit the Company by motivating employees to drive positive business results by providing them with a vehicle for investing in the growth potential of the Company. At a meeting held on January 16, 2000, the Board of Directors approved the Plan upon the recommendation of the Compensation Committee. The Board of Directors unanimously adopted the Plan, subject to stockholder approval being received at the Annual Meeting. Young & Rubicam is voluntarily seeking shareholder approval for this non-qualified plan. If approved, the Plan becomes effective July 1, 2000 or such later date as may be approved by the Compensation Committee. The maximum number of shares of Common Stock available for purchase under the Plan will be 2,000,000.

SUMMARY OF THE PROVISIONS OF THE EMPLOYEE SHARE PURCHASE PLAN

     The following summary of the Plan is qualified in its entirety by the specified language of the Plan, which is attached as Appendix A.

     Any employee of the Company (including any director who is also an employee) is eligible to participate in the Plan so long as the employee has been employed by the Company for at least six months and is customarily employed for more than 20 hours per week and for more than five months in a calendar year. No person who owns or holds options to purchase or as a result of participation in the Plan would own or hold options to purchase 5% or more of the total combined voting power or value of all classes of stock of the Company is entitled to participate in the Plan.

     The Compensation Committee administers the Plan. Each offering of Common Stock under the Plan is for a period of three months (a "Purchase Period"). The initial Purchase Period under the Plan is scheduled to commence on July 1, 2000. Thereafter, new Purchase Periods begin on each October 1, January 1, April 1 and July 1. Treasury shares will be allocated on the last day of each Purchase
Period ("Purchase Dates"). The Compensation Committee may establish purchase periods of different duration under the Plan.

     Participation in the Plan is limited to eligible employees who authorize payroll deductions pursuant to the Plan. Such payroll deductions may not exceed 10% of an employee's Covered Compensation (as such term is defined in the Plan). Currently, the maximum amount of payroll deductions for any participant during a three-month Purchase Period is US$ 6,250. Once an employee becomes a participant in the Plan, that employee will automatically participate in each successive Purchase Period which begins after the end of the Purchase Period in which he or she was a participant until such time as that employee (a) withdraws from the Plan, (b) becomes ineligible to participate in the Plan, or (c) terminates his or her employment.

     A participant will be allocated shares at the end of a Purchase Period. The purchase price per share will be equal to (85%) of the lesser of (a) the fair market value of the Shares on the first trading day during a Purchase Period or
(b) the fair market value of the Shares on the Purchase Date or, if the Purchase Date is not a trading day, the last trading day of the Purchase Period, or such price as may be set by the Committee prior to the commencement of a Purchase Period. The fair market value of the Shares means, as of any date, the average of the high and low prices of the Shares on such date as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading. The number of shares of Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's Covered Compensation during the Purchase Period by the purchase price per share. Upon the purchase of shares of Common Stock, the shares acquired will be deposited in an investment account established for each participant and subsequently, the participant may elect to have such shares sold on his or her behalf and the net amounts received from the sale (less brokers fees and other transaction costs) will be paid to the participant in a lump sum following the sale.

     An employee who remains eligible to participate in the Plan may nevertheless withdraw from a Purchase Period at any time prior to the Purchase Date. In effect, therefore, a participant is given an option which he or she may or may not exercise. However, once a participant withdraws from a Purchase Period, that participant may not again participate in that same Purchase Period or in the next consecutive Purchase Period following such withdrawal.

     The Plan provides that, in the event of Change in Control of Young & Rubicam Inc. (as defined below), the acquiring or successor corporation may assume the Company's rights and obligations under the Plan. If the acquiring or successor corporation elects not to assume the Plan, the Compensation Committee may adjust the last day of the Purchase Period then in progress to a date on or before the date of the Change in Control and there will be no further Purchase Periods. A Change in Control of Young & Rubicam Inc. is defined to include (a) any person (with certain exceptions) acquiring beneficial ownership of securities representing 30% or more of the voting power of outstanding securities of Young & Rubicam Inc.; (b) a change (with certain exceptions) during a period of two consecutive calendar years in a majority of the members of the Board of Directors of Young & Rubicam Inc.; (c) the consummation of certain mergers or consolidations of Young & Rubicam Inc. with another entity;
(d) approval by Young & Rubicam Inc.'s stockholders of sales of all or substantially all of the assets of Young & Rubicam Inc. (with certain exceptions); and any other event which the Board of Directors determines, in its discretion, to be a Change in Control.

     The Compensation Committee may at any time amend or terminate the Plan, except that the approval of the Company's stockholders is required within 12 months of the adoption of any amendment materially increasing the number of shares which may be purchased under the Plan or any amendment permitting persons other than Company employees to participate in the Plan. The Plan will continue until terminated by the Committee or when all the shares reserved for delivery under the Plan have been delivered pursuant to the Plan, whichever occurs first.

FEDERAL INCOME TAX CONSEQUENCES

     The Plan is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 as amended (the "Code"). Participants in the Plan will recognize ordinary income at the time shares of Common Stock are acquired under the Plan in an amount equal to the excess of the fair market value of the stock on the Purchase Date over the Purchase Price. The capital gain holding period applicable to the Common Stock acquired by a Participant would start on the Purchase Date. The Company is required to report and withhold federal income tax and, where applicable, state and local income taxes, on this amount. The Company will be entitled to a deduction for federal, state and local income tax purposes of the amount that the participant recognizes as ordinary income.

VOTE REQUIRED

     The affirmative vote of a majority of votes cast at the Annual Meeting of Stockholders is required to ratify and approve the Plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        THE RATIFICATION AND APPROVAL OF
                        THE EMPLOYEE SHARE PURCHASE PLAN
                AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX A

                       STOCKHOLDER PROPOSALS FOR THE 2001
                         ANNUAL MEETING OF STOCKHOLDERS

     The Company expects to hold its 2001 Annual Meeting of Stockholders in May 2001. Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's 2001 proxy solicitation materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must set forth such proposal in writing and file it with the Secretary of the Company, 285 Madison Avenue, New York, New York 10017, at a reasonable time in advance of the date of mailing of the Company's proxy statement. The Company will consider any proposal filed on or before December 10, 2000 to be in compliance with such requirement. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.

     In addition, under the Company's by-laws, a stockholder who wishes to propose business for consideration at the 2001 Annual Meeting of Stockholders or to nominate persons for election to the Board of Directors must deliver to the Company the information specified in the Company's by-laws not later than the "Advance Notice Date". For this purpose, the Advance Notice Date is between 90 and 120 days in advance of the date of the 2001 Annual Meeting of Stockholders or, if later, the fifteenth day following the date the Company first announces the date of its 2001 Annual Meeting of Stockholders. Under Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits for the 2001 Annual Meeting of Stockholders to vote on any proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal before the Advance Notice Date and the proposing shareholder states an intention to, and submits proof that it did, distribute proxies to a percentage of the shareholders sufficient to carry the proposal.

                               REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission, is available to stockholders, without charge, upon written request. Exhibits to the Form 10-K will be furnished upon payment of $.50 per page, with a minimum charge of $5.00. Requests for copies should be directed to Young & Rubicam Inc., 1114 Avenue of the Americas, New York, New York 10036, Attention: Investor Relations.

                             SOLICITATION OF PROXIES

     The accompanying Proxy is solicited by the Company and the cost of such solicitation will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of Proxies may be made personally or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals. In addition, the Company has engaged Corporate Investor Communications Inc. to assist in the solicitation of proxies, and will pay a fee of approximately $4,500 plus reimbursement of out-of-pocket expenses incurred in connection with such solicitation.

New York, New York
April 14, 2000

                                                                     APPENDIX A





                              YOUNG & RUBICAM INC.

                          EMPLOYEE SHARE PURCHASE PLAN

                              YOUNG & RUBICAM INC.
                          EMPLOYEE SHARE PURCHASE PLAN

1.   PURPOSE OF THE PLAN

     The purpose of the Young & Rubicam Inc. Employee Share Purchase Plan is to encourage ownership of Y&R common stock, $.01 par value per share, by eligible employees of the Company, thereby increasing eligible employees' personal interest in the Company's continued success and progress. The Plan is intended to facilitate regular investment in the common stock of Y&R by furnishing a convenient means for eligible employees to make purchases through payroll deductions. The Plan is intended to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act but is not intended to qualify as an employee stock purchase plan under Section 423 of the Code.

2.   DEFINITIONS

     For the purposes of the Plan, the following terms shall have the meanings indicated herein.

     (a) "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company with respect to the Plan prior to the date of his or her death, or, if no beneficiary designation is in effect under the Plan or if the Participant's beneficiary predeceases him or her, the Participant's beneficiary shall be his or her estate.

     (b) "Board" shall mean the Board of Directors of Y&R.

     (c) "Change in Control" shall have the meaning given to such term in the Young & Rubicam Inc. 1997 Incentive Compensation Plan, as such term may be amended from time to time.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended and in effect from time to time.

     (e) "Committee" shall mean the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan.

     (f) "Company" shall mean, collectively, Y&R and any of its subsidiaries (within the meaning of Section 424(f) of the Code) which is designated by the Committee from time to time and which has adopted the Plan for its employees.

     (g) "Covered Compensation" shall mean the base salary or hourly wages received by a Participant from the Company, before giving effect to tax withholdings or payroll deductions made in connection with any plans described in Section 401(k) or Section 125 of the Code or other fringe benefit plans of the Company, excluding any overtime, cash bonus or other types of compensation paid by the Company to the Participant. Covered Compensation shall not include amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan of the Company.

     (h) "Investment Account" shall mean the account established for each Participant pursuant to Section 10(d) to account for Shares purchased under the Plan.

     (i) "Participant" shall mean an employee participating in the Plan who meets the requirements of Sections 5 and 7 herein.

     (j) "Payroll Deduction Account" shall mean the account established for a Participant to reflect payroll deductions pursuant to Section 9(a).

     (k) "Plan" shall mean this Young & Rubicam Inc. Employee Share Purchase Plan as the same may be amended from time to time.

     (l) "Purchase Date," with respect to a Purchase Period, shall mean the last day of such Purchase Period.

     (m) "Purchase Period" shall mean a purchase period of three months duration.

     (n) "Purchase Price" shall mean the purchase price at which Shares may be acquired at the end of a Purchase Period.

     (o) "Securities Act" shall mean the U.S. Securities Act of 1933, as amended and in effect from time to time.

     (p) "Securities Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended and in effect from time to time.

     (q) "Share Custodian" shall mean the custodian appointed by the Committee to hold Shares purchased under the Plan and to maintain the Investment Accounts.

     (r) "Shares" shall mean the common stock of Y&R, $.01 par value per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 13 hereof.

     (s) "Subscription Date" shall mean, with respect to a Purchase Period, the date four (4) weeks prior to the commencement of such Purchase Period or such other date as may be established by the Committee from time to time.

     (t) "Y&R" shall mean Young & Rubicam Inc.

3.   SHARES AVAILABLE FOR PURCHASE UNDER THE PLAN

     The maximum number of Shares which may be purchased under the Plan shall be 2 million Shares. Shares purchased pursuant to the Plan may be newly issued Shares, Shares purchased on the market or Shares held in treasury; provided, that no Shares are permitted to be issued or purchased or required to be delivered pursuant to the Plan in a manner that would constitute a breach of any legal, regulatory or stock exchange requirements.

4.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board." The Committee shall have the authority, consistent with the Plan, to interpret the Plan, to determine all of the relevant terms and conditions of purchases of Shares by Participants pursuant to the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions shall be final and binding for all purposes under the Plan; provided, however, that all Participants in the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. The Plan shall be administered at the expense of Y&R.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and Y&R shall indemnify and hold harmless each member of the Committee and each other director or employee of Y&R or the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including reasonable attorneys' fees) or liability arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

     Notwithstanding anything to the contrary herein, Y&R may appoint a third-party administrator to assist in the administration of the Plan and a third-party agent to assist in the purchase of Shares required or permitted to be granted to any Participant hereunder. Nothing in this paragraph shall affect the rights of the Committee as described in this Section 4.

5.   ELIGIBILITY

     All employees of the Company are eligible to participate in the Plan except the following:

     (a) employees who are customarily employed by the Company for less than twenty (20) hours per week;

     (b) employees whose customary employment is for not more than five (5) months in any calendar year;

     (c) employees who have been employed by the Company for less than 6 months; and

     (d) employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase (as determined under Section 424(d) of the Code), Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Y&R.

     In the event any person becomes an employee on account of any merger, stock purchase or asset purchase or other acquisition by the Company, the Committee may, in its discretion, give such employee credit for service with the predecessor company for purposes of fulfilling the six-month eligibility requirement set forth in subparagraph (c) above.

6.   PURCHASE PERIODS

     The Plan shall commence with a Purchase Period beginning on July 1, 2000 which shall be followed by consecutive Purchase Periods. A Purchase Period commencing on July 1 shall end on the next September 30. A Purchase Period commencing on October 1 shall end on the next December 31. A Purchase Period commencing on January 1 shall end on the next March 31. A Purchase Period commencing on April 1 shall end on the next June 30. The Committee may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods.

7.   PARTICIPATION IN THE PLAN

     (a) Initial Participation. Prior to the commencement of each Purchase Period, the Committee will set the Subscription Date and will invite eligible employees to participate in the Plan for such Purchase Period to the extent such employees are not already participating in the Plan as provided under subparagraph (b) of this Section 7. Each eligible employee shall then become a Participant in the Plan on the first day of a Purchase Period after delivering to Y&R on or before the Subscription Date a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions in accordance with Section 9 below. An eligible employee who does not deliver a subscription agreement to Y&R on or before the Subscription Date shall not participate in the Plan for that Purchase Period or for any subsequent Purchase Period unless such eligible employee subsequently enrolls in the Plan by complying with the provisions of Section 5 and by filing a subscription agreement with Y&R on or before the Subscription Date for such subsequent Purchase Period. An employee who becomes eligible to participate in the Plan after a Purchase Period has commenced shall not be eligible to participate in such Purchase Period but may participate in any subsequent Purchase Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Purchase Period.

     (b) Continued Participation. Participation in the Plan shall continue until
(i) the Participant ceases to be eligible as provided in Section 5, (ii) the Participant withdraws from the Plan pursuant to Section 11(a), or (iii) the Participant terminates employment or dies as provided in Section 11(b) or 11(c). At the end of a Purchase Period, each Participant in such terminating Purchase Period shall automatically participate in the next succeeding Purchase Period according to the same elections contained in the Participant's subscription agreement effective for the terminating Purchase Period, provided such Participant is still eligible to participate in the Plan as provided in Section
5. However, on or before the subscription date for the subsequent Participation Period, a Participant may file a subscription agreement with respect to such subsequent Purchase Period if the Participant desires to change any of the Participant's elections.

8.   PURCHASE PRICE

     The Purchase Price at which Shares may be acquired on the Purchase Date shall be eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the first trading day during a Purchase Period or (b) the fair market value of the Shares on the Purchase Date or, if the Purchase Date is not a trading day, the last trading day of the Purchase Period, or such price as may be set by the Committee prior to the commencement of a Purchase Period. The fair market value of the Shares means, as of any date, the average of the high and low prices of the Shares on such date as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading.

9.   PAYMENT OF PURCHASE PRICE

     (a) Payroll Deductions. In the subscription agreement, each Participant will authorize the Company to deduct from such Participant's Covered Compensation for each payroll period ending during a Purchase Period an amount designated by such Participant subject to subsection (b) below. Payroll deductions shall commence on the first payday following the commencement of a Purchase Period and shall continue through the last payday of the Purchase Period unless sooner altered or terminated as provided in the Plan. All payroll deductions shall be made on a level basis from each payroll payment and shall be credited to the Payroll Deduction Accounts of the respective Participants.

     (b) Limitations on Payroll Withholding.

          (i) The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall not exceed ten percent (10%) of the Participant's Covered Compensation for such pay period. Amounts shall be withheld in whole percentages only.

          (ii) The maximum amount of payroll deductions with respect to any Purchase Period for any Participant may not exceed US $6,250.

     (c) No Interest Paid. Except as otherwise required by applicable law, interest shall not be paid on sums withheld from a Participant's Covered Compensation.

10.  PURCHASES

     (a) Automatic Purchase. On each Purchase Date of a Purchase Period, each Participant who has not withdrawn from the Purchase Period or whose participation in the Purchase Period has not terminated on or before such last day and each Beneficiary who so elects pursuant to Section 11 (c) shall automatically acquire the number of whole and fractional Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price. Except as provided in Section 11(c) below, no Shares shall be purchased on behalf of a Participant whose participation in the Purchase Period or the Plan has terminated on or before the Purchase Date. On the Purchase Date of a Purchase Period, the amount credited to the Payroll Deduction Account shall be applied towards the purchase of Shares at the Purchase Price. Upon purchase thereof, the Shares shall be deposited with the Share Custodian in the Investment Account established for each Participant as set forth in subsection (d) below. At the election of the Participant, such Shares may be sold on his or her behalf at any time and the net amounts received from such sale (less brokers fees and other transaction costs) shall be paid to the Participant in a lump sum as soon as practicable following such sale.

     (b) Dividends. All cash dividends paid with respect to the Shares held in a Participant's Investment Account shall be used as soon as practicable to purchase additional Shares at the Purchase Price. All such additional Shares, along with any dividends paid in the form of additional Shares, shall be added to the Participant's Investment Account.

     (c) Stock Purchases by the Company. The Company shall issue or direct the issuance of or the purchase on the open market of Shares to be credited to the Investment Accounts of the Participants as of each Purchase Date and each date as of which Shares are purchased with reinvested cash dividends.

     (d) Investment Accounts. The Company shall establish and maintain an Investment Account with respect to each Participant. Each Investment Account shall be in the name of the Participant alone.

     (e) Withholding Taxes. Whenever Shares are to be issued hereunder, the Company shall have the right to collect from the Participant's wages or require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such issuance prior to the delivery of any certificate or certificates for such Shares.

     (f) Allocation of Shares. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, Y&R shall make a pro rata allocation of the remaining Shares to each Participant's Investment Account in as uniform a manner as shall be practicable and as Y&R shall determine to be equitable.

11.  WITHDRAWAL AND TERMINATION OF EMPLOYMENT

     (a) Voluntary Withdrawal from a Purchase Period. A Participant may withdraw from a Purchase Period by giving notice of withdrawal in a manner prescribed by the Committee for such purpose and delivering such notice to Y&R at any time prior to the end of a Purchase Period. A Participant may not thereafter resume participation in the same Purchase Period or in the next consecutive Purchase Period following such withdrawal. Y&R may, from time to time, impose a requirement that the notice of withdrawal be on file with Y&R for a reasonable period prior to the effectiveness of the Participant's withdrawal from a Purchase Period.

     (b) Termination of Employment. Termination of a Participant's employment with the Company for any reason, including retirement, other than death while in the employ of the Company, shall terminate the Participant's participation in the Plan immediately. No Shares shall be purchased on behalf of a Participant whose participation in the Purchase Period or the Plan has terminated before the Purchase Date with respect to such Purchase Period. The Participant will receive a cash distribution from his Payroll Deduction Account as soon as practicable.

     (c) Death of a Participant. Upon termination of the Participant's employment with the Company because of death, his or her Beneficiary shall have the right to elect, by written notice given to Y&R prior to the first to occur of (A) the expiration of the period of sixty (60) days commencing with the date of the death of the Participant, or (B) the Purchase Date next following the date of the Participant's death, either

          (x) to withdraw all of the payroll deductions credited to the Participant's Payroll Deduction Account under the Plan; or

          (y) on the Purchase Date next following the date of the Participant's death, to purchase of the number of whole Shares which the accumulated payroll deductions in the Participant's Payroll Deduction Account at the applicable Purchase Price, and any excess in such Account will be returned to the Beneficiary.

In the event that no such written notice of election shall be duly received by Y&R, the Beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the Participant's Payroll Deduction Account at the date of the Participant's death.

12.  CHANGE IN CONTROL

     In the event of a Change in Control that occurs during a Purchase Period, the Committee, in its sole discretion, shall either (i) provide that the Purchase Period shall end on the date of the Change in Control (or such earlier date prior to the Change in Control date as determined by the Committee which shall not be sooner than ten (10) days after giving notice of such change to Participants, and there shall be no further Purchase Periods or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume Y&R's rights and obligations under the Plan.

13.  CAPITAL CHANGES

     In the event of changes in the common shares of Y&R due to a stock split, reverse stock split, stock dividend, combination, reclassification, or like change in Y&R's capitalization, or in the event of any merger, consolidation, spin-off, repurchase, share exchange, liquidation, dissolution or other reorganization or similar event, the Committee shall make appropriate adjustments to the number and type of securities available for purchase under the Plan pursuant to Section 3 hereof. Furthermore, in the event of any such change the Committee may terminate any outstanding Purchase Period effective on or after the effective date of any such change; provided, however, the date of such termination shall be deemed a Purchase Date and shall not be sooner than ten (10) days after giving notice of such termination to the Participants.

14.  RIGHTS AS A SHAREHOLDER

     A Participant shall have no rights as a shareholder by virtue of the Participant's participation in the Plan until the date of settlement for the Shares being purchased on the Purchase Date. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date of settlement. The Participant or, in the event of the Participant's death, his or her Beneficiary, shall have the right at any time after the date of settlement for the Shares being purchased on the Purchase Date
(i) to obtain a certificate for the Shares credited to his or her Investment Account and (ii) too direct that any Shares in his or her Investment Account be sold and that the net amounts received from such sale (less brokers fees and other transaction costs) shall be remitted to the Participant or, in the event of the Participant's death, his or her beneficiary, as soon as practicable following such sale. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

15.  REPORTS

     Each Participant who participates in a Purchase Period shall receive as soon as practical after the last day of such Purchase Period a report of such Participant's account setting forth the total payroll deductions accumulated and the number of Shares purchased.

16.  PLAN TERM

     The Plan shall become effective on July 1, 2000 or such later date as may be approved by the Committee. The Plan shall continue until terminated by the Committee or until all of the Shares reserved for delivery under the Plan have been delivered pursuant to the Plan, whichever shall first occur.

17.  RESTRICTION ON DELIVERY OF SHARES

     The delivery of Shares pursuant to the Plan shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Shares may not be purchased if the delivery of Shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or any stock exchange requirements. In addition, no purchase may be made pursuant to the Plan unless
(i) a registration statement under the Securities Act shall at the relevant Purchase Date be in effect with respect to the Shares deliverable in connection with such purchase, or (ii) in the opinion of legal counsel to Y&R, the Shares deliverable in connection with such purchase may be delivered in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the delivery of shares hereunder, Y&R may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by Y&R.

18.  GOVERNMENT AND OTHER REGULATIONS

     (a) The Plan and the purchase of Shares hereunder shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for Y&R, be required.

     (b) The Plan and the purchase of Shares hereunder shall be subject to all rules and regulations promulgated by the Committee that are not inconsistent with the provisions hereof.

19.  LEGENDS

     Y&R may at any time place legends or other identifying symbols referencing any applicable federal and/or state and/or foreign securities restrictions and any provision convenient in the administration of the Plan on some or all of the certificates representing Shares purchasable under the Plan. The Participant shall, at the request of Y&R, promptly present to Y&R any and all certificates representing Shares acquired pursuant to the Plan in the possession of the Participant in order to effectuate the provisions of this Section.

20.  NON-TRANSFERABILITY

     Rights under the Plan are not transferable.

21.  AMENDMENT OR TERMINATION OF THE PLAN

     The Committee may at any time, amend the Plan in any respect as the Committee may consider necessary or desirable in order to comply with, take advantage of, or otherwise in connection with any taxation, legal, or regulatory rule, law or regulation, except that, without the approval of a majority of the votes cast at a duly held Y&R stockholders' meeting at which a quorum representing a majority or all outstanding voting stock of Y&R is, either in person or by proxy, present and voting on the Plan, no amendment shall be made
(a) materially increasing the number of shares which may be purchased under the Plan (other than as provided in Section 13 herein) or (b) permitting persons other than employees of the Company to participate in the Plan. Notwithstanding the foregoing, the Committee may, at any time, amend the Plan in order to comply with all applicable federal, state and foreign laws, rules and regulations, including, but not limited to, Rule 16b-3 of the Securities Exchange Act. Nothing herein shall prevent the Company from establishing other plans or successor plans involving the purchase of Shares (with or without shareholder approval as the Board may determine).

                              YOUNG & RUBICAM INC.
                               285 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                                    P R O X Y

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2 IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

     The undersigned hereby appoints STEPHANIE W. ABRAMSON and MICHAEL J. DOLAN, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Museum of Television & Radio, 25 West 52nd Street, New York, New York 10019, on Friday, May 12, 2000 at 10:00 A.M. New York time, and at any postponements or adjournments thereof, on all matters to properly come before the meeting, and particularly to vote as hereinafter indicated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2000.

(Continued and to be dated and signed on the reverse side.)

                                            YOUNG & RUBICAM INC.
                                            P.O. BOX 11252
                                            NEW YORK, N.Y. 10203-0252

                             DETACH PROXY CARD HERE




                                                                                                   PLEASE DETACH HERE
                                                                                     You Must Detach This Portion of the Proxy Card
                                                                                      Before Returning it in the Enclosed Envelope



[   ]

1. THE ELECTION OF THE THREE CLASS II       FOR all nominees           WITHHOLD AUTHORITY to vote            *EXCEPTIONS
   DIRECTORS.                               listed below       [X]     for all nominees listed below   [X]                      [X]

NOMINEES: MICHAEL J. DOLAN, MICHAEL H. JORDAN and JUDITH H. RODIN, each for a three year term.

     (INSTRUCTIONS:  TO WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE,  MARK THE "EXCEPTIONS" BOX AND WRITE THE NOMINEE'S
NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
           -------------------------------------------------------------------------------------------------------------------------

2. RATIFICATION AND APPROVAL OF THE YOUNG & RUBICAM INC. EMPLOYEE SHARE
   PURCHASE PLAN.

   FOR   [X]   AGAINST  [X]    ABSTAIN   [X]

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE ABOVE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH
TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'  RECOMMENDATIONS.  HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU
SIGN, DATE AND RETURN THIS CARD.

                                                                                                       Change of Address and
                                                                                                       or Comments Mark Here   [X]


                                                                                           Please   sign   exactly   as  your  name
                                                                                           appears. If stock is held in the name of
                                                                                           joint holders,  each should sign. If you
                                                                                           are   signing  as  a  trustee,  executor
                                                                                           etc., please so indicate.

                                                                                           Dated:
                                                                                                 ---------------------------, 2000

                                                                                           ---------------------------------------
                                                                                                          Signature

                                                                                           ---------------------------------------
                                                                                                   Signature if held jointly

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN          Votes must be indicated
ENVELOPE PROVIDED.                                                                         (x) in Black or Blue ink.   [X]

